UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2019 (November 11, 2019)

GALILEO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39092	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1049 Park Ave. 14A
New York, NY 10028
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 517-1041

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Ordinary Share and one Redeemable Warrant	GLEO.U	The New York Stock Exchange

Ordinary Shares, par value $0.0001 per share	GLEO	The New York Stock Exchange

Warrants, each warrant exercisable for one Ordinary Share for $11.50 per share	GLEO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 11, 2019, Galileo Acquisition Corp. (the “Company”) announced that, commencing on November 14, 2019, the holders of the Company’s units issued in the Company’s initial public offering (the “Units”) may elect to separately trade the securities included in the Units. Each Unit consists of one ordinary share, par value $0.0001 per share (“Ordinary Share”) and one warrant to purchase one Ordinary Share (the “Warrants”). The Units not separated will continue to trade on The New York Stock Exchange (the “NYSE”) under the symbol “GLEO U.” The Ordinary Shares and the Warrants are expected to trade on the NYSE under the symbols “GLEO” and “GLEO WS,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Ordinary Shares and Warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 11, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALILEO ACQUISTION CORP.

	By:	/s/ Luca Giacometti
Name: Luca Giacometti
Title: Chief Executive Officer

Dated: November 12, 2019